UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  March 11, 2008

CYCLON CAPITAL CORP.

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(Exact name of registrant as specified in its charter)

Delaware	333-11714	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Identification No.)

410 Park Avenue, 15th Floor

New York, NY 10022

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(Address of principal executive offices) (Postal Code)

Registrant's telephone number, including area code: (212) 231-8406

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEMS TO BE REPORTED ON

Section 1- Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Section2 Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

On February 22, 2008, the Company formed Cyclon Entertainment, LLC, a Malta Corporation (“CEL”).  The Company owns substantially all of the shares CEL.

On March 11, 2008, CEL entered into a Tabling Contract (the “Contract”) with DER GREIF GmbH & Co., KG (“DG”), a German partnership located in Dusseldorf who specializes in the area of merchandising and promotions, among other things.  Under the terms of the Contract, CEL acquired 51% of the issued and outstanding shares of DG for a total purchase price of 6,642,490€.  300,000€ has been paid in cash, and the remaining 6,342,490€ will be paid to DG in the form of 4,674,488 restricted shares of the Company’s common stock.  Upon issuance of these shares, the Agreement will close and CEL will be a managing partner of DG.

Section 9 Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit 10.1

Tabling Contract

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 31, 2008

CYCLON CAPITAL CORP.

/s/Mark Horrelt

By: Mark Horrelt

CEO and Director